SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Pooled® Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Delaware Investments - Delaware Pooled Trust - Proxy Information

Good morning/Good afternoon:

I am following up regarding __(insert client name)___ investment in the Delaware Pooled Trust __(insert fund name)___ Portfolio.

As we previously communicated, there is a proxy solicitation currently underway. We held a special shareholder meeting on Nov. 12, 2009. However, we had to adjourn the proposals for certain funds until December 4, 2009, because we did not receive enough votes.

I wanted to be sure you received a proxy statement and proxy card. If you have received it, we are asking that you quickly vote over the telephone or through the internet the shares represented by this client. Simply call 800-690-6903 or visit www.proxyvote.com. When voting, please refer to the control number indicated on the proxy card (sample proxy card attached for reference). The proxy materials were mailed to the address of record for this account.

If you have not received the proxy materials, call me at __(insert CSO's direct line)___ and we will have a duplicate sent via overnight mail or email. If you would like an electronic copy of the proxy statement or Q&A, please find them enclosed.

If you have already voted, thank you. You do not need to vote again.

Your vote is important!

Thank you.

Hello all,

As we previously communicated, there is a proxy solicitation currently underway in connection with the pending sale of Delaware Investments to Macquarie Group. We held a special shareholder meeting on Nov. 12, 2009. However, we had to adjourn the proposals for certain funds until December, because we did not receive enough votes.

If you are a Delaware Investments employee and have investments in Delaware Investments funds or you participate in the DMHI retirement plan, you should have received a proxy statement and one or more proxy cards in the mail.

We encourage you and all shareholders to vote as soon as possible as the deadline for all responses is quickly approaching. At a high level for the remaining proposals, shareholders are being asked to:

  approve a new advisory agreement between each fund and Delaware Management Company ("DMC"), the current investment manager to each fund. This applies to certain funds.
  elect their current Board of Trustees. This applies to open-end funds only.

We urge you to review the proxy materials and vote your shares. If you have already voted for all of your accounts, thank you, and you don’t need to vote again. If you do not have the proxy materials but are a shareholder, please e-mail Kathie Callahan at kcallahan@delinvest.com with questions or for new materials.

Thanks.